UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
March 23, 2026

ARTIUS II ACQUISITION INC.
(Exact name of registrant as specified in its charter)

Cayman Islands	1-42521	98-1802901
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Columbus Circle, Suite 1609
New York, NY 10019
(Address of principal executive offices, including zip code)
(212) 309-7668
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share, $0.0001 par value, one right to receive one tenth of one Class A ordinary share, and one contingent right	AACBU	The Nasdaq Stock Market LLC
Class A ordinary shares, par value $0.0001 per share	AACB	The Nasdaq Stock Market LLC
Rights, each right entitling the holder to receive one tenth of one Class A ordinary share	AACBR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Amended and Restated Working Capital Promissory Note

As previously disclosed, Artius II Acquisition Inc. (the “Company”) issued a convertible unsecured promissory note (the “Original Working Capital Promissory Note”) in the aggregate principal amount of up to $1,000,000.00 to Artius II Acquisition Partners LLC, a Delaware limited liability company (the “Sponsor”), in order to provide the Company with additional working capital.

On March 27, 2026, the Company and the Sponsor amended and restated the Original Working Capital Promissory Note (such amended and restated promissory note, the “Amended and Restated Working Capital Promissory Note”) to remove the Original Working Capital Promissory Note’s conversion feature and provide that it is payable solely in cash.

The foregoing description of the Amended and Restated Working Capital Promissory Note does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended and Restated Working Capital Promissory Note, which is filed hereto as Exhibit 10.1 and which is incorporated herein by reference.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed on March 6, 2026, the Company received a notice from The Nasdaq Stock Market LLC (“Nasdaq”) indicating that the Company was not in compliance with Nasdaq’s Listing Rule 5452(a)(2)(A) because the Company failed to maintain a minimum of 300 public holders of its units and Class A ordinary shares listed on The Nasdaq Global Market, as required under the Nasdaq continued listing standards for The Nasdaq Global Market (the “Public Holders Requirement”). On March 17, 2026, the Company submitted a plan to Nasdaq to regain compliance with the Public Holders Requirement (the “Plan”).

On March 23, 2026, Nasdaq provided the Company notice that Nasdaq accepted the Plan and granted the Company an extension until August 31, 2026, to regain compliance with the Public Holders Requirement.

The Company is currently working toward implementing the Plan, as discussed with Nasdaq, to regain compliance. There can be no assurance that the Company will be able to regain compliance. If the Company does not regain compliance by August 31, 2026, or if the Company fails to satisfy another Nasdaq requirement for continued listing, Nasdaq could provide notice that the Company’s units and Class A ordinary shares will become subject to delisting. In such event, Nasdaq rules permit the Company to appeal any delisting determination. The hearing request would stay any suspension or delisting action pending the conclusion of the hearing process and the expiration of any additional extension period granted by the panel following the hearing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Amended and Restated Working Capital Promissory Note, dated March 27, 2026, issued by the Company to the Sponsor.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARTIUS II ACQUISITION INC.

Date: March 27, 2026	/s/ Boon Sim
Name: Boon Sim
Title: Chief Executive Officer